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                                                                    EXHIBIT 99.3

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT


CORPORATE PARTICIPANTS

PATRICK KANE
EQUITABLE RESOURCES, INC. - DIRECTOR OF INVESTOR RELATIONS

MURRY GERBER
EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

DAVE PORGES
EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR


CONFERENCE CALL PARTICIPANTS

MIKE HEIM
AG EDWARDS & SONS - ANALYST

DAVID MACCARRONE
GOLDMAN SACHS & COMPANY - ANALYST

CAROL COALE
PRUDENTIAL SECURITIES - ANALYST

JOHN EDWARDS
DEUTSCHE BANC - ANALYST

GIL GABBAY
JP MORGAN CHASE - ANALYST

SAM BROTHWELL
MERRILL LYNCH - ANALYST


PRESENTATION

OPERATOR

Good morning, ladies and gentlemen, and welcome to the Equitable Resources, Inc. second quarter 2003 earnings announcement conference call. At this time, all lines have been placed on a listen-only mode, and the floor will be open for questions and comments following today's presentation. It is now my pleasure to turn the floor over to your host, Mr. Pat Kane, Director of Investor Relations. Sir, you may begin.

PATRICK KANE - EQUITABLE RESOURCES, INC. - DIRECTOR OF INVESTOR RELATIONS

Thanks, Schwana. Good morning, everyone, and thank you for participating in Equitable's second quarter 2003 earnings conference call. With me today are Murry Gerber, Chairman, President and Chief Executive Officer and Dave Porges, Executive Vice President and Chief Financial Officer. In just a moment Murry will make some brief comments regarding Equitable's progress to date, Dave will then review the second quarter financial results that were released this morning. Following Dave's remarks, we will open the phone lines for questions.

First I'd like to remind you that today's call may contain forward-looking statements related to such matters as the structure of executive compensation, the percentage of expected operated gas volumes that are affected by changes in NYMEX gas price, the Company's EPS sensitivity, changes in gas price, the anticipated earnings per share, the targeted growth of dividends and earnings per share, financial performance, future cost savings, growth, the appropriate payout ratio, yield and total payout, the impact of regulatory matters and the likelihood of changes in law and regulation, operational matters including the success of our drilling program, our action plan with respect to the under-funded position of our defined benefit plan and seasonality of our earnings.

It should be noted that a variety of factors could cause the company's actual results to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. These factors are listed in today's earnings release, the MD&A section of the company's 2002 Form 10-K as well as on our website. Finally, the reconciliations required under the new SEC regulation G for all non-GAAP financial measures mentioned on the call today are contained in our earnings release, which is available on our website at www.eqt.com in the investor relations section. I'd now like to turn the call over to Murry Gerber.

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 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Pat, thank you. Welcome, everybody. Before Dave talks in detail about the second quarter results, I did want to make a couple of comments about the Company. First, as you noted in our press release this morning, I'd like to reiterate our full-year earnings per share guidance at $2.70 to $2.80 per share. FYI, this guidance has not changed since we first reported it last fall. Second, I'd like to report on the dividend announcement and give you some color on first the reasons for raising it, and secondly for raising it by the amount we did.

It has been my position since I came on board here that we would at EQT return any cash to shareholders by either dividends or share repurchases that management-- we could not put to use investing in our businesses and I believe--If you look at our record over the last five years, you'll see that we've actually done that. We do this, and we have this philosophy, because we believe companies like ours who earn a proper return on capital have heightened credibility in the market for raising capital when it's necessary to do so and, therefore, we don't believe that we should hoard cash or in any way keep it around on the balance sheet for comfort. As you saw in this morning's press release, yesterday our board declared a regular quarterly cash dividend of 30 cents per share payable on September 1st 2003 which represents a 50% increase in our quarterly dividend. This increase comes on the heels of an 18% increase that we announced in April.

As you remember, at the time of our April declaration, we made clear our intentions to move to a point where we grow dividends per share at a rate consistent with our EPS growth rate. We also at that time made a commitment that we would review our dividend policy in the event of tax law changes pertaining to dividends. Prior to the recent change in tax law, our position was returning cash by share purchases was more tax efficient on the margin for our shareholders in dividends, however, the reason tax law clearly has eliminated that tax advantage other than timing, and we felt an adjustment to our policy, particularly the mix between dividends and share repurchases was warranted.

In answering the how-much question, we looked at our peer group, cash flow, relative growth prospects and we came to the conclusion that with a 50% increase, we could approximate the peer group average yield and pay-out while maintaining ample financial flexibility to fund our growth. With this move we are not altering the total amount of cash returned to shareholders, we are just changing the mix. We therefore still retain the flexibility to flex our share repurchases for changes in capital expenditures for credit rating considerations and other variables while, at the same time, increasing the assured level of return to shareholders. I will now turn it over to Dave Porges. Lastly, I'm sure by now you all know this, I am not going to El Paso, and with that I will now turn it over to David.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

Thank you, Murry. Equitable Resources today announced second quarter 2003 earnings from continuing operations before accounting change of 50 cents per diluted share. This compares with earnings from continuing operations before accounting change of 45 cents in the second quarter 2002. As usual I will cover the results for the three business units briefly before proceeding to other news of interest. Before starting in with the business units, however, I would like to remind you of a recent change in reporting requirements.

We recognize there have been many changes in reporting requirements lately, and there are more to come. But the particular one that I have in mind just now is related to so-called non-GAAP measures. As you may or may not realize, Earnings Before Interest and Taxes or EBIT has now been deemed a non-GAAP measure, therefore we will no longer refer to EBIT as we discuss segment earnings. Rather we'll discuss operating income, which, for our business segments is essentially the earnings prior to expenses for such items as interest and taxes. More substantively the segment operating income also excludes minority interest and equity earnings from non-consolidated investments. Therefore, the segment pages now sum to an operating income number, and then separately note any minority interest or equity earnings related to that segment.

Let's now proceed to discuss Equitable Utilities. This segment had operating income for the second quarter of $12.7 million compared to the $15.1 million reported for the same period last year. A warm April curtailed the heating season early, accounting for 60% of this decline. There were 12% fewer heating degree days for the second quarter versus the prior year and 21% fewer than normal. The other negative variance was an increase in expenses of just under $1 million due to the increased costs for insurance, legal, and pension and medical benefits. Of less direct financial impact but still notable was a year over year decline in industrial and commercial volume of about 15% after consideration of the effect of a warmer April. This does include some loss of power load which may have resulted from a cooler May, but it still suggests that higher prices are leading to demand destruction at least temporarily.

Moving now to Equitable Supply. This segment had operating income for the quarter of $45.8 million, 12.5% higher than the $40.7 million earned in the same period last year. However, during the prior year this segment recorded a minority interest of $1.9 million. In the old EBIT days this would have been a deduct from segment earnings. The minority interest is notable this year because our February purchase of that minority interest removes this negative item for this quarter, but it also contributes to an increase in the depletion rate. Therefore, on an apples to apples basis this segment's earnings improved by more like 18% versus the prior year. Net equity sales volume increased by 0.7 Bcfe versus the

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 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

prior year and average well-head sales price increased to $3.83 per Mcfe versus $3.46 per Mcfe for the same period last year. These price and volume increases explain the entire increase in earnings for the segment.

There were several other variances in this segment and they essentially offset each other. Most notable amongst the other items were an increase in gathering revenues and increases in a variety of expenses. The gathering revenues were up on increases in both volumes and unit fees. The expenses were up due to the effect of the development drilling on the depletion rate (4 cents per MCFE), the effective of FAS 143 on the depletion rate (3 cents per MCFE) as well as increased legal and insurance expense and an increase in professional staffing. An additional issue that negatively affected reported earnings for this segment is the effect of FAS 133. We now have a number of hedges in place for the years 2006 through 2008. These hedges are NYMEX related as it is not practical to hedge location bases that far out.

However, this has led to so-called over-effectiveness of hedges under the definitions of FAS 133. What this means is that we are required to realize a loss in earnings for this deemed over-effectiveness. This reduced operating earnings by a little over $1.5 million or $1 million net of taxes in the second quarter, thereby reducing EPS for the corporation by 2 cents per share. This non-cash item is incorporated into the calculation of wellhead sales price that I cited a moment ago.

My final comment on this segment's results is that we continue to experience the negative effects of a wet spring and early summer, as I believe much of the East Coast has. For us, this means drilling rigs cannot be utilized optimally, compressor stations can flood and lead to curtailment, etc. We believe that our 2003 drilling program is performing as expected but readily acknowledge that this is not finding its way into total volumes to the extent expected. We believe that this can be explained accurately by weather, additional instances of curtailments, some cases of in-region industrial demand destruction temporarily shutting in some gas and other known factors. But, we have been reviewing our drilling program and operations with increased rigor to determine whether more controllable factors are at work.

At the NORESCO segment operating income increased to $2.4 million in the second quarter compared to an operating loss of $1.0 million posted in the same period last year. Included in the loss of $1.0 million in the second quarter of last year was an impairment of $5.3 million for the Jamaican power plant. The NORESCO operating income numbers do not include the equity earnings that were previously reported in EBIT. Those figures show an increase to $1.5 million in the second quarter 2003 compared to $0.4 million in 2002. NORESCO's quarter-end backlog was $78 million compared to $157 million one year earlier as two large projects slated for signings in the second quarter have been delayed.

I will now proceed to discuss the additional items referred to earlier. My first topic is the 2003 earnings guidance. The press release addressed our full-year guidance, but as is our normal practice, we have not commented on quarterly guidance. While we prefer to maintain the posture of only providing annual guidance, I do wish to offer the following observation. In recent years, we have on average earned about two-thirds of our full-year income in the two winter quarters, and about one-third in the two summer quarters. It appears, however, that the quarterly consensus estimates do not reflect this level of variability as demonstrated by those historical results and by our internal models.

Now we would like to reiterate the hedging update. As a result of new hedges that cover the period of 2004 through 2010, we now have 49 BCF in natural gas price hedges for 2004 at an average price of $4.50 per MCF and 46 BCF of natural gas price hedges for 2005 at an average price of $4.60 per MCF. As we have mentioned often, we continue to believe that the prices that have been available in the hedging market exceed the price level that can be supported by fundamentals. We fully understand that weather can move prices up or down dramatically versus current levels for short periods of time, but we wish to run our business, including our price portfolio, based on price ranges that seem to make more economic sense long-term.

Stock buybacks. During the quarter Equitable Resources repurchased 483,000 shares of EQT stock. The total number of shares repurchased since October 1998 is approximately 16.2 million out of the current 18.8 million share authorization.

Westport. Equitable owns approximately 13 million shares or 19.5% of Westport Resources Corporation. The company does not have operational control of Westport. The company changed the accounting treatment for its investment in Westport from the equity method to the available-for-sale method effective March 31, 2003. This change to an accounting method previously referred to at least by me, as cost, but is now more correctly referred to as available for sale, eliminated the routine inclusion of Westport's earnings results in Equitable's earnings but affords mark to market adjustment through the Other Comprehensive Income line in Shareholders Equity. In the second quarter 2002, Equitable recognized a $0.6 million loss in equity earnings from its investment in Westport.

I would now like to turn to some regulatory items. First, the Securities and Exchange Commission has used the occasion of our recent debt registration statement or S4 relating to our exchange offer for debt issued earlier this year to conduct its first routine review of Equitable's filings, including our financials in several years. On balance the existence of this process is, of course, constructive in the long-term as it gives us the opportunity to learn from the SEC about their current judgments regarding a variety of interpretations of accounting and disclosure principles.

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 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

There do not appear to be any materially negative issues outstanding but we are still in discussions with them about a variety of issues and this may result in some adjustments to the balance sheet and cash flow statements though it is not yet clear. Since accounting rules and interpretations are in a state of change, we recognize that this will be a good process to have gone through, though our legal and accounting staffs are certainly looking forward to the end of the process.

My next regulatory topic is Equitrans. Briefly as mentioned in our various public filings we were due to have a rate case for Equitrans by August 1 of this year. We have attempted and still attempt to reach negotiated settlements, but the most recent attempt ended when a party that had utilized Equitrans for transportation but no longer does so was allowed to intervene. Therefore, we have requested that the Federal Energy Regulatory Commission, or FERC allow us to delay the rate case filing until later this year to provide us with more time for preparation and possibly more attempts at negotiating a settlement. Interestingly, the single intervening party in the most recent attempt at a settlement has filed a motion with the FERC in support of our request for an extension. So we continue to move down the dual track of preparing for a rate case and trying to negotiate a settlement.

My final regulatory comment pertains to an article that appeared in one of the industry papers yesterday that included Equitable Resources in a long list of companies receiving inquiries from the Commodity Futures Trading Commission, or CFTC regarding reporting of prices to industry publications during 2000, 2001, and 2002. The company has received informal requests for information from the CFTC and cooperated fully with the CFTC in this matter as we always do when regulatory bodies make requests. The company has investigated this matter thoroughly internally and uncovered no evidence that any of its employees ever intentionally reported any false information to any industry publication.

Incidentally, the same article also reported that the CFTC was in court on Monday seeking to force the gas index publisher to comply with a subpoena to turn over gas-trading data submitted to it by named companies. However, in June, at the request of the CFTC, Equitable voluntarily sent a letter to the subpoenaed publisher authorizing release of Equitable's information to the CFTC.

My final topics relate to two employee compensation matters. First, regarding pensions, we continue to work through our funding and accounting issues regarding the under-funded portion of our defined benefit plan. Philosophically, we would prefer to provide shareholders with some amount of insulation from market moves related to these obligations, but wish to forestall making decisions until the current deliberations in Washington make accounting and tax implications of the alternatives somewhat clearer. Still, we do this as a 2003 effort with a preference for some form of resolution in the third quarter. Secondly, regarding executive compensation, you are, by now, aware that we have replaced most of the stock options for senior executives on a go-forward basis with performance-based restricted stock units. As mentioned previously, this has resulted in a quarterly charge this year of $4.5 million for compensation that, if in option form, would not have appeared in the income statement at all under current accounting practices. With the moves and sentiment away from options and towards expensing for options, we have undertaken to determine whether we wish to make further changes in our approach to executive compensation and also the accounting for executive compensation. We would hope to have reached a grounding on this topic by the end of the third quarter.

With that, I'll turn the call back over to Pat Kane.

PATRICK KANE - EQUITABLE RESOURCES, INC. - MANAGER OR INVESTOR RELATIONS

That concludes the comment segment of the call. Schwana, can we please open the call for questions?


QUESTION AND ANSWER

OPERATOR

Certainly, sir. The floor is now open for questions. If you do have a question or comment at this time, please press the numbers 1 followed by 4 on your touch-tone phone. I do ask that while you pose your question, to pick up your handsets to provide on the optimum sound quality. Once again, that's 1 followed by 4 on your touch-tone phone. please hold while we wait for questions.

Our first question is coming from Mike Heim of AG Edwards. Please pose your question at this time.

MIKE HEIM - AG EDWARDS & SONS - ANALYST

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 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

Thanks. I noticed a jump up in the corporate other. Is that related to the executive compensation issue you just referred to?

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

Yes, primarily that is the case. The insurance issues are finding their way into a variety of expense line items as well but yes.

MIKE HEIM - AG EDWARDS & SONS - ANALYST

Okay. Also noticed a drop in the realized gas price from the March quarter. Is that just a function of the seasonality of the gas prices, or is there something else of the timing of when the hedges were put on place to explain that?

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

I don't really think it was the hedges. I might have to get into a little more specific. As I mentioned, there is $1 1/2 million that was a charge to that number from the FAS 133.

MIKE HEIM - AG EDWARDS & SONS - ANALYST

Okay.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

Over-effectiveness related to the basis portion, in essence, even though there wasn't a basis portion, those of you who follow 133 recognize it's hard to follow, but we took a non-cash charge for the 2006 through 2008 hedges that relate to basis, and that $1.5 million is buried in that revenue number and it is one of the things that reduced it to the $3.83.

MIKE HEIM - AG EDWARDS & SONS - ANALYST

Okay. That makes sense. Finally, on the NORESCO backlog, I think you kind of addressed it, but is that in any way related to the Jamaican plant or just the issues that you touched on?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

It's not related to Jamaica at all, Mike.

MIKE HEIM - AG EDWARDS & SONS - ANALYST

Okay.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

It's two other projects.

MIKE HEIM - AG EDWARDS & SONS - ANALYST

Okay. Thanks.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

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 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

Thanks, Mike.

OPERATOR

Thank you. Our next question is coming from David Maccarrone of Goldman. Please pose your question at this time.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Thank you. Good morning. I wanted to ask a question on Dave's comment about the weather, curtailments, shut-ins, and other known factors. Putting in context the amount of money you've been spending in the E&P business over the last year and trying to understand better what sort of timing should we expect of that capital translating into volume growth, and what we should likely see over the remainder of this year in terms of commensurate growth in volumes with the amount of capital being invested?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

David, I'll take that question. It's obviously a good question. And we are somewhat frustrated that, whereas the wells are performing according to what we thought they would by engineering estimates, we're not getting all the gas to the sales meter. I would say that this is our highest priority internal item for investigation, and we need to come to a definitive answer on that. I will say that, internally, the trends are positive, that now that the weather is sort of passing by, we're into the summer and starting to see positive trends for the rest of the year, so I'm somewhat encouraged by that. But I want to make this very clear statement. I have absolutely zero tolerance for investments that do not earn a sufficient return. You know that. It's my credo. I live and die by that. And if, for whatever reason, these investments fail to make some kind of return, we have to look closely at whether that money's being spent properly or not.

Now, again, I have no reason to think that there is any problem other than the one off items David mentioned at this time, and the trends are looking positive. I will commit to this though, that we do have a capital budget discussion with our board in October and will finalize the number for 2004 in early December of this year, and it will be at that time that you will know clearly where we stand. But, as I said, right now, the internal trends look positive.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Could you just be more specific about what's causing you to be frustrated?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

I'm just looking at that bottom line where it says production volumes, and I'm looking at the wells that seem to show that they're making -- the new wells, at least, the new drilling wells -- that seem to be performing according to the engineering statistics and wondering why it isn't getting all the way to the sales meter. I will tell you David, this is the issue. A lot of it has to do with curtailments by our competitors. But I don't care what the answer is. You see? I mean, the dollar has to earn the return, whether it's an internal problem or an external problem. And, so, we're looking at all of the pieces, right now. Our guys are doing, I think, a pretty credible job. But even if we do a perfect job -- and somebody, and I won't name them right now, that I'd like to hit over the head with a pot -- even if someone else doesn't do their job, it doesn't matter. Our dollars have to be spent at a profit.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

But the frustration aspect, David is that really if it's not some interstate pipeline having a rupture, and then having curtailed because of that, it's weather that floods out a compressor station. And if it's not that, there is some industrial demand that is in the system so that there's some gas that has basically been dedicated to that. And they just shut the facility because of high gas prices, presumably among other reasons, but they shut their facility, and we have to temporarily shut in our gas while we go about repiping so that we can find another exit from the basin for gas that previously hadn't really had to leave the basin. So it does kind of feel as if we've been, for the last couple of months, in an arrangement where it's always something.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

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 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
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Is there a line pack that's building up in your systems?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

We think that's probably some of it. Although, David, I want to wait until Jim Funk and his team have this thing completely sorted out, without getting into the details right now, but I'll tell you this, that it seems as though -- and this is a more general comment based on not only our results but what is going on in the rest of the country -- the supply infrastructure generally -- this doesn't only apply to Appalachia this is applying more generally to the U.S. -- the supply infrastructure seems to be extraordinarily stressed at this point in time for us and for others. And from a strategic standpoint, you have to wonder whether there just needs to be -- not just by us, maybe -- but there needs to be more investment in that infrastructure to loosen it up. And I'm starting to wonder whether this shortfall that we're seeing or this apparent shortage that's causing the higher gas prices is not maybe more related to the supply infrastructure and less related to the capacity of wells to produce gas. That's a more general question. Do we have line pack? Yes, we do, certainly. But the reason I don't want to answer your question directly is I don't know what percentage of the problem is related to that versus these other items that David mentioned earlier.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

It does mean, actually, as we look at our capital budget, you know, for the end of the year, we are more seriously considering the infrastructure investments, the pipelines and the storage, and we are wondering, you know, whether we need to be looking at a different balance between those kinds of investments and the well investments.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Just a couple of quick unrelated financial faults. Bad debt expense in the quarter, do you have that year-over-year, and then, second, the funding requirements of the pension, I think you said you needed a $39 million contribution going into the year. Is that still the right number and is that what you were referring to for the third quarter?

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

Yes it seems like that's still the right number, so I'll take them in reverse order. That seems like it's the right number. The bad debt expense wasn't really much of an issue in the quarter. There was -- the results do reflect that we decided to reserve at 4% just kind of across the board even weather and price issues aside to reserve a 4% rate in 2003 second quarter versus a 3% rate in 2002. That did lead to $0.3 million -- or $300,000 in operating income reduction in the Utility segment.

So, amongst the change in what was going on in the utility was a negative $0.3 million, due to that judgment, really, to use 4%. The collections really haven't been much different from what they were, but we were a little concerned that 4% -- we thought 4%, which is the better -- a more prudent number.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Okay. Thanks for all your answers.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Okay. Thanks, David.

OPERATOR

Thank you. Our next question is from Carol Coale of Prudential. Please pose your question at this time.

CAROL COALE - PRUDENTIAL SECURITIES - ANALYST

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 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
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Hi. Good morning. Can you hear me?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yes, we can.

CAROL COALE - PRUDENTIAL SECURITIES - ANALYST

A couple of questions. First one's for Dave. Not to bring up a bad subject, but I'm not sure I'm completely clear on exactly what the SEC is looking for in looking at a review of your debt exchange. And is this an investigation or an inquiry or review? Could you be a little more clear about that? Secondly, more broadly, a question for Murry, you have been more aggressive with your hedging program; and, to me, this says that possibly you think gas prices might be coming down from current levels or at least from levels at which you're hedging, and I was wondering if you could give us more of a broad comment about our outlook for gas prices over, say the next three years or so . Thank you.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Thanks Carol. And Dave will take the first question and I will take the second question.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

The Securities and Exchange Commission review is -- because I think I refer to it as a review -- is part of their normal process to review filings for all public companies. It had been a few years since they'd reviewed ours, so we knew that -- you know, it's their job to review the financials. They happened to have decided that the S-4 filing on the debt exchange was a good time to do that. So we don't see that fact as anything out of the ordinary, and we're just working through it with them.

I do think it's inevitable that, as we go through putting together our own financials with the advice, et cetera, of our auditors, without SEC review, we probably, on occasion, come up with interpretations that aren't quite the same as the ones they would be using. That would be a fair characterization. And we work through some of that stuff with them. I think that's a normal process you're going to be seeing that with most companies. Let's say the new SEC is that they're going to make sure that those reviews happen in accordance with the requirements of Sarbanes-Oxley. I think that they need to review filings with public companies once every three years, or something like that. But it's our turn.

CAROL COALE - PRUDENTIAL SECURITIES - ANALYST

Has it been three years?

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

It's been more than three years. I think -- I'm getting extemporaneous here, you see, part of the concerns that were raised with the Enron situation it's too many years since the filings have been reviewed. Obviously we have no opinion on that one way or the other, but we do understand that that might have been one of the things that led to a more structured requirement for periodic reviews and it has been a little while. Certainly it's more than the required amount of time since ours have been reviewed and it's our turn.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

I would characterize this as nothing other than routine SEC examination of filings.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

But that doesn't mean we won't wind up with any adjustments. My comments were designed to suggest that it could wind up being that there's adjustments that they want in past filings.

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Carol, as to the price -- overall gas price, I think you and others are probably as knowledgeable about that as I am about that. As a matter of fact, I have been quoting some of the statistics that you gave me the last time we were together, but, overall, we just see a couple of factors that tend to lead us in the longer term to be pessimistic about prices. I think the LNG issue is one of them. Clearly, the capacity to bring LNG into the country exceeds the current rate as many of you have mentioned and that is due to not enough boats, really, being available. I think people thought that LNG would be for peaking needs, and therefore will not be a base load fuel but clearly at $3.50 LNG is a base-load fuel, and I don't think it will be too long before what the time it takes to build new boats before we see our existing capacity being utilized I am pessimistic that that will happen. Parenthetically, five to ten years from now, for those of us that survive all of the frustrations in the current energy business, I think we'll see the beginnings and maybe even the early maturity of a world natural gas market. And, so, I'm pessimistic from that macroeconomic level.

Closer to home and maybe more -- even more short-term is that we are seeing increasing in drilling rates, and I think the supply infrastructure is hiding, a little bit, the amount of production capacity that's really out there. And as demand in the summer months has gone down a bit, we are seeing these fairly large injections. And I think that that's reflective of latent capacity in the producing segment and restrictions in the Supply or the transportation segment. So I'm concerned about that matter. And the third issue which Dave highlighted is the demand destruction. We have plants shutting down. We saw an impact both in our utility and in our supply business from, we hope, temporary, but, nonetheless, real destructions in demand. So, adding all those factors together I am pretty pessimistic. I hope that helps, but I'm not sure that adds much to what's already out there.

CAROL COALE - PRUDENTIAL SECURITIES - ANALYST

Well I think that is an interesting theory for the infrastructure. Can you remind us what your budget is for E & P spending versus last year?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

It's almost the same as last year. Let me give it to you in the sense of Cap Ex, which would be the actual dollars that we're going to spend, and Dave's flipping through here. That commitment, Cap Ex, it's going to be about $150 million, which is almost exactly what it was last year. Last year it was $147 million. That's Cap Ex. That will be dollars actually spent this year.

CAROL COALE - PRUDENTIAL SECURITIES - ANALYST

Okay. Thank you very much.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Thanks, Carol.

OPERATOR

Thank you. Our next question is coming from [John Edwards] of [Deutsche Banc]. Please pose your question at this time.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Yeah, good morning. Just an accounting question. Did you guys change the amount of capital expenditures last year, second quarter '02, versus what you had previously reported for that? Because I had you down at $51 million last year, then it came in at $36.5.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

I don't think we made a change, but what I'll commit to you is we'll get an answer for you and get that out. Maybe we'll have one at the end of the call.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

Okay. Because we looked at it and looked at it and -- okay. Then, could you -- you had made reference to why the backlog was down on NORESCO. I missed that, though. Could you review that?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yes, John. There are two projects that are fairly substantial that we thought would be signed in the second quarter. Really, I'd rather -- I'd rather not give those names. I don't want to compromise anything that's going on in NORESCO at this point in time. But there are two very substantial projects, both within our core capability -- that is to say, they're institutions or Government contracts, okay? Can I leave it at that for right now?

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Sure. But you're expecting those to be back in the backlog in the third or fourth quarter.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Absolutely. I think that there's no -- I can say this confidently. There's no question that we will do something with both of these people. It's just that the exact something is being tweaked a little bit right now. And we thought it would be fully bedded, but it's not quite fully bedded. They're both good projects.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Great. Maybe you already alluded to this one, you were answering David's question, so I guess the gathered volumes came in less than you were expecting? Can you go over that again?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yeah, it's really the operated volumes.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Okay.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yeah, I think, as you look at our segment results and we break out the gathering, the gathering revenues were actually up. But what I'm talking about is the impact of the gathering infrastructure on the actual sales of our produced gas. That's really the thing that's got us a little tied up in a knot.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

We recognize our sales increased -- the sales number increased year over year, but not as much as we expected, given the amount of money we're spending on it.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Okay.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

And Murry was just simply suggesting that it seems that, generally speaking, the infrastructure seems to be more at fault than the wells themselves, based on our current analysis.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

John, does that cover your question?

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Yeah, that's great. Thank you very much. I'll take the others offline with Pat.

OPERATOR

Thank you. Our next question is from Gil Gabbay of JP Morgan Chase. Your line is live at this time.

GIL GABBAY - JP MORGAN CHASE - ANALYST

Good morning everybody. I have two questions. The first is, could you recalibrate our expectations regarding the share buyback program? The increase in dividend, I know, Murry, you mentioned a shift in mix. And more directly, does your guidance of EPS growth of 10+% remain constant?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Maybe we'll handle those in order. First of all, yeah, what we talked about with the dividend or what we're going to do is a change in mix. And if you make that calculation -- and assuming everything is constant, which it never is -- approximately 60% of the money we've been giving back to shareholders previously had come from share buybacks and 40% from dividends, plus or minus. And this moment, with the change, that percentage is about reversed, so it's about 60% dividends and 40% share repurchases.

As to the growth rates, Gil, of course, we're not projecting, at this point, growth rates other than what I've said previously to shareholders, I'm not changing, we haven't projected anything specific for '04 and beyond at this point in time. But mathematically, that switch in mix would result -- all things being equal, now -- in about a 100 basis point reduction in EPS growth rate, if nothing else changed. We just didn't buy back as much stock, and we took more of that cash and put it into dividends, and that's about all we're prepared say at this time. Unless Dave you want to say something else.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

No, I think that's accurate. And the net income wouldn't change in either case. The net income growth is unchanged. It's just that the EPS growth that came from share reduction mathematically gets reduced by 100 basis points by shifting that money from share repurchase into dividends.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

This is, of course, holding all things constant. In the fullness of time, that won't be the case, but it gives you kind of a touchstone, if you will. Okay?

GIL GABBAY - JP MORGAN CHASE - ANALYST

Thanks for the clarification. And my second question relates to your gas storage injection efforts to date. Will you provide us with the percentage of storage that's been filled to date at least from the end of the last heating season, your weighted average cost of gas at the point and maybe for comparative purposes what your WACOG was at this point was last year.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

I think Pat's got the data on this, Gil, that he can share...he will share that with you.

PATRICK KANE - EQUITABLE RESOURCES, INC. - MANAGER OR INVESTOR RELATIONS

Gil, our capacity for storage for our distribution is about 15 Bcf. We're approximately 45% full at this point. Right on where we were at this point last year. We don't put out the actual numbers, but it's a -- the season for filling goes from April through October, and NYMEX is a pretty good gauge if you want to estimate what the pricing is there. And, obviously, this is up over last year's NYMEX prices.

GIL GABBAY - JP MORGAN CHASE - ANALYST

Thanks.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

Gil thanks.

OPERATOR

Thank you. The next question is from [Sarah Raizatti] of Merrill Lynch. Please pose your question at this time.

SAM BROTHWELL - MERRILL LYNCH - ANALYST

It's Sam Brothwell. Can you hear me?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yes, how are you?

SAM BROTHWELL - MERRILL LYNCH - ANALYST

Good, I am on the road so I'll try to make this quick. I wanted to follow up on this discussion. It sounds like you're having some difficulty getting your gas into the transmission system. I'm just wondering, since some of it sounds like it's out of your control how are you going to be able to stay comfortable with your guidance if that situation persists?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yeah, that's precisely the frustration that we have here is trying to plan, if you will, for things that are outside of our control. Now, as you know, Sam, David and I are compulsively analytical, and we're at least closet statisticians, and we have other people who are smarter than us doing all of this for us, and within the context of all of our prior experiences, this year has been unusually bad for third-party curtailment, including weather factors. Now, having said that -- so it's outside of the bounds of what we generally viewed to be a fairly conservative planning process, so it's hitting the limits on our statistics.

Having said that, Sam, -- and I can't predict the future -- but that data point -- this year's data point, obviously, is to be included in our planning. And to the extent that things don't turn around on that matter, if it stays the same, then the only people that we can blame for not making profitable investments will be ourselves. And I think that's really the calculus we're going through right now and will be over the next few months. So I wish I had a definitive answer for you, but the problem is, this year's outside the bounds from a curtailment standpoint, and we can blame someone else, but, at the end of the day, it's our money we're investing and certainly shareholders' money we're investing, and we have to make sure that regardless of cause that we get a proper return on our investment. So if you sense we're putting a lot of stress on our people in Supply right now, yeah, you probably wouldn't want to be working over there right now.

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

SAM BROTHWELL - MERRILL LYNCH - ANALYST

And in terms of -- I think you alluded to looking at some things that you can do in your pipeline segment on your own to alleviate this. Can you elaborate on that at all?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yeah, maybe generally, this overall curtailment problem has always been a problem. That is, at some level, every single year we're curtailed by pipeline systems. And we had for a number of years considered other pipeline investments, quote, unquote, major pipeline investments to alleviate some of the stress of the system. The way we did the economics on those however, and the reasons that they are not done is that we have always have had to rely on just losing the peak. Basically, the economics were based only on periodic use of the pipeline to alleviate the stress. And because the economics were based on only periodic cash flows coming from those pipes, the investments seemed not to be very worthwhile.

However, if this curtailment problem is going to be chronic, then the economics of the pipeline investments change. Now, the most common proposal that we've reviewed -- seems like we've reviewed it about once a year -- is taking a pipeline down to the south and taking the stress -- most of our gas moves to the north or the northeast, but taking a pipeline down to the south towards the Carolinas and Atlanta that has been on the books discussed a lot. And I think it is fair to say that if this curtailment is really chronic, then that kind of investment needs to be re looked at. Previously we haven't done it because you can't justify a pipeline to use it five or ten days a year . That's basically the problem.

SAM BROTHWELL - MERRILL LYNCH - ANALYST

Okay. Thanks a lot.

DAVE PORGES  - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

Actually, I want to get back to a question that John Edwards had asked. It had to do with the capital expenditures in the supply unit. And, simply, the number in today's news release for the year-to-date 2002 CAPEX was an bad number. The number that was in the press release at that time was the correct number, and that, probably, is what led to John's -- John's confusion. So that was $64,047(in thousands) that was in the 2002 year to date just wasn't correct and the number that had been put in a year ago was the correct number. So with that perhaps we can move to another question.

OPERATOR

That's all the questions I'm showing from the phone lines. I do show one follow-up question coming from David Maccarrone of Goldman. Your line is live.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Thank you. Just a couple of follow-ups. I was wondering if we had an update on the union contract at the Utility?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yeah, David. You know, for those that don't know, we had a United Steelworkers contract that expired earlier this year. Basically, at this point -- I'll make one specific comment, then a more general comment -- we're still working with them. The two outstanding issues are variable pay and work rules. And, at this point in time, we're unyielding on those. We need both of those in place to reach the operating excellence that we really want to have there, mostly related to mobile workforce. So we're staying there.

I will to say that a larger issue is that -- and as David mentioned in his remarks -- health care costs and medical and pension costs are on the rise. And one of the things that we are seriously looking at -- and I think other companies are, too -- is making sure that, when we talk about our compensation to employees, that we're adequately representing the actual increase in their compensation that is coming from covering these costs. And I think its very important -- and it seems like it is elsewhere -- it's very important that employees realize that even if they were to get no increase in pay, that their overall compensation is increasing because of the healthcare costs. So that's something to put on the table. But, basically, variable pay and work rules are still on the table.

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Are there any deadlines that we should be aware of that the union has set for a negotiation or anything to that effect?

MURRY GERBER  - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

There are none.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

And second, can you give us what your current operated volumes are?

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

I think so, yeah. Do we have -- well, let's see, current -- I'm not sure if I've got a run rate. David, let us get you that number. We don't have the run rate today.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Okay.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Is that what you're asking?

DAVID MACCARRONE  - GOLDMAN SACHS & COMPANY - ANALYST

Yes, exactly.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Okay. We'll get back to you on that.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Okay. Thank you.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

If we can. I mean, it may be that -- you know, normally, we disclose this only at the end of the quarter, so if we give that we will have to do that in a broader context. But Pat will discuss that with you.

DAVID MACCARRONE - GOLDMAN SACHS & COMPANY - ANALYST

Thank you.

OPERATOR

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

Another follow-up question from John Edwards of Deutsche Banc. Your line is live.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Yeah thanks I forgot to ask, have you made any adjustments or change to your ownership stake in Westport since the end of the first quarter .

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

No, we haven't done anything since the -- it was near the end of the first quarter that we had contributed those shares to the charitable foundation and that is what dropped us down to the 19.5% level which is where we are now.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

You talked about the pension funding. I had always assumed you would potentially look to sales of Westport Resources as a vehicle for potentially funding, you know, the pension shortfalls. Is that where you're still thinking of looking?

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

We haven't settled on anything, but that is absolutely one of the alternatives. We haven't made it a secret that we're not seeking to sell all the Westport shares immediately by any means, we've been it in it awhile, but it's not a core investment of the company. So yeah, that's absolutely one of the things that's on the table.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Alluding to kind of a follow-up to Sam's question, then, you're not changing guidance, or anything like that? Obviously, because of those things outside your control. But you are looking at that very hard as far as how you can control investment, et cetera, to, you know, remain on your double, kinda, low-double-digit earnings track.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Yes, let me take the first part, and David wants to speak on the quarterly issue, but no, you're absolutely right, we're not changing our guidance at all, nor have I. I think one of the things that happens when you're a CEO is you have to try to anticipate things that happen out there, and, you know, I think our reputation is that we do a pretty good job at that. I think, however, we've done maybe too good a job at that, and, so, what seems as though when we put out some guidance, we tend to get top-leased top-bid a little bit on our guidance. But I'm sticking to where we were before. David did want to comment on the quarterly, though.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

I just wanted to reiterate, since we're talking about guidance, as I put in my prepared remarks, it is our observation that the consensus estimates for second and third quarter do reflect little bit more of a weighting towards the second and third quarter than we believe we have typically observed or that our model suggests that we will typically observe. We think it's a little bit more like two-thirds of the earnings coming from a combination of first and fourth quarter and a third coming from the combination of the second and third quarter. So we did communicate that in the area of guidance, but that had no impact on the annual guidance.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

so you're suggesting third quarter estimates are high, fourth quarter estimates are a little bit low right now. That would be a logical conclusion.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

That's not inconsistent with our observation.

 EQT - Q2 2003 EQUITABLE RESOURCES, INC.
 EARNINGS CONFERENCE CALL                                       FINAL TRANSCRIPT

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

I'm just trying to get your affirmation from the conclusion I'm drawing from the suggestions and your remarks.

DAVE PORGES - EQUITABLE RESOURCES, INC. - EVP, CFO, AND DIRECTOR

When I listen to all the comments that I have made and you have made, I'd say that your comment was entirely consistent with the comments I've made.

JOHN EDWARDS - DEUTSCHE BANC - ANALYST

Thank you.

MURRY GERBER - EQUITABLE RESOURCES, INC. - CHAIRMAN, PRESIDENT AND CEO

Thanks, John.

OPERATOR

I would now like to turn the floor back over to management for any further remarks.

PATRICK KANE - EQUITABLE RESOURCES, INC. - MANAGER OR INVESTOR RELATIONS

That concludes the -- this concludes today's call. This call will be replayed for a seven-day period beginning at approximately 1.30 Eastern Time today. The phone number for the replay is (973) 341-3080. You'll need a confirmation code, that is 3699471. Let me repeat that, 3699471. The call will also be re played for 30 days on our website. Thank you for participating.

OPERATOR

This concludes the teleconference. You may disconnect your lines at this time and have a wonderful day.